Exhibit 77(q)(1)

                                    Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series E, effective September 14, 2004 -- filed herein.
(a)(2) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series G, effective December 14, 2004 -- filed herein.